As filed with the Securities and Exchange Commission on March 23, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	26-2940963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10005 Muirlands Boulevard Suite G Irvine, CA 92618 (949) 419-0288 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2017 Equity Incentive Plan
 (Full title of the plan)

Frank L. Jaksch, Jr.
Chief Executive Officer
10005 Muirlands Boulevard
Suite G
Irvine, CA 92618
(949) 419-0288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll Matthew T. Browne Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Kevin M. Farr Chief Financial Officer 10005 Muirlands Boulevard Suite G Irvine, CA 92618 (949) 419-0288

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
2017 Equity Incentive Plan Common Stock, par value $0.001 per share	500,000 shares	$5.65	$2,825,000	$351.72

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 500,000 shares of Common Stock pursuant to a stock option that was granted pursuant to the 2017 Plan in compliance with NASDAQ Listing Rule 5635(c)(4) (the "Inducement Award").
(3)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the exercise price of the Inducement Award.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8 NO. 333-221246

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan are effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of the Registrant’s common stock for issuance under the ChromaDex Corporation 2017 Equity Incentive Plan, as amended (the “2017 Plan”), pursuant to a stock option (the “Inducement Award”) that was granted to an individual entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2017 Plan was amended by the Board of Directors of the Registrant to provide for the Inducement Award without stockholder approval as permitted by Rule 5635(c)(4).  The Registrant previously registered shares of its common stock for issuance under the 2017 Plan on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2017 (File No. 333-221246) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37752) filed with the SEC on March 15, 2018).

4.2
Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-53290) filed with the SEC on April 12, 2016).

4.3	Bylaws of the Registrant (incorporated by reference from, and filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).
4.4
Amendment to Bylaws of the Registrant (incorporated by reference from, and filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37752) filed with the SEC on July 19, 2016).

4.5
Form of Stock Certificate representing shares of the Registrant’s Common Stock (incorporated by reference from, and filed as Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K (File No. 000-53290) filed with the SEC on April 3, 2009).

4.6
Investor’s Rights Agreement, effective as of December 31, 2005, by and between The University of Mississippi Research Foundation and the Registrant (incorporated by reference from, and filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).

4.7
Tag-Along Agreement effective as of December 31, 2005, by and among the Registrant, Frank Louis Jaksch, Snr. & Maria Jaksch, Trustees of the Jaksch Family Trust, Margery Germain, Lauren Germain, Emily Germain, Lucie Germain, Frank Louis Jaksch, Jr., and the University of Mississippi Research Foundation (incorporated by reference from, and filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 333-140056) filed with the SEC on June 24, 2008).

4.8
Form of Stock Certificate representing shares of the Registrant’s Common Stock (new design effective as of January 1, 2016, incorporated by reference from and filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K (File No. 000-53290) filed with the SEC on March 17, 2016).

5.1	Opinion of Cooley LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1
ChromaDex Corporation 2017 Equity Incentive Plan, as amended, and Form of Option Grant Notice, Form of Option Agreement, Form of Restricted Stock Award Grant Notice, Form of Restricted Stock Award Agreement, Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement thereunder (incorporated by reference from, and filed as Exhibit 10.66 to the Registrant's Annual Report on Form 10-K (File No. 001-37752) filed with the SEC on March 15, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 23, 2018.

CHROMADEX CORPORATION

By:	/s/ Frank L. Jaksch Jr.
Frank L. Jaksch Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank L. Jaksch Jr. and Kevin M. Farr, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRANK L. JAKSCH JR. Frank L. Jaksch Jr.	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2018
/s/ KEVIN M. FARR Kevin M. Farr	Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2018
/s/ ROBERT FRIED Robert Fried	President, Chief Operating Officer, and Director	March 23, 2018
/s/ STEPHEN ALLEN Stephen Allen	Chairman of the Board and Director	March 23, 2018
/s/ STEPHEN BLOCK Stephen Block	Director	March 23, 2018
/s/ JEFF BAXTER Jeff Baxter	Director	March 23, 2018
/s/ KURT GUSTAFSON Kurt Gustafson	Director	March 23, 2018
/s/ TONY LAU Tony Lau	Director	March 23, 2018
/s/ STEVEN RUBIN Steven Rubin	Director	March 23, 2018
/s/ WENDY YU Wendy Yu	Director	March 23, 2018